Exhibit 99.1

Bohai Pharmaceuticals Expands Management Team

— Gene Hsiao, former CFO and Finance Manager for Various NASDAQ Listed Companies, Appointed as Bohai’s Chief Financial Officer —

— Current Bohai Employees Ning Tang, Hongbin Shan, and Chunhong Jiang Appointed to New Positions within the Organization —

YANTAI, CHINA — June 10, 2010 — Bohai Pharmaceuticals Group, Inc. (OTCBB: BOPH), a China-based pharmaceutical company engaged in the production, manufacturing and distribution of Traditional Chinese Medicine in China, today announced an expansion of its management team, which now includes Gene Hsiao, former Chief Financial Officer for China Advanced Construction Materials Group, Inc. (NASDAQ: CADC), as Bohai’s new Chief Financial Officer.

In addition, Ning Tang, Hongbin Shan and Chunhong Jiang, who are each currently employed by Bohai’s Chinese operating subsidiary, were appointed to the positions of Vice President – Operations, Vice President – Sales & Marketing, and Secretary and Treasurer, respectively, of the public company.

Mr. Hsiao, age 47, has over 15 years of experience in corporate finance and management.  Prior to his appointment he held positions at various public companies, including J&J Snack Foods Corporation (NASDAQ: JJSF), RCN Corporation (NASDAQ: RCNI), as well as CFO for China Advanced Construction Materials Group Inc. (NASDAQ: CADC) from 2008 to 2010, where he was responsible for all U.S. affairs as well as corporate finance functions in China.  He will be based in the United States.

“We are pleased that Gene Hsiao has joined Bohai to fill the critical role of CFO, and we look forward to working closely with him as we seek to grow our business in China and our presence as a U.S. public company,” stated Mr. Hongwei Qu, President and Chief Executive Officer.  “Mr. Hsiao’s strong finance background and experience working with numerous public companies over the past decade will be a great asset to Bohai as we strive to strengthen our reporting and corporate governance initiatives.”

In other experience, Mr. Hsiao was the Controller of Milligan and Company, LLC, where he managed the overall accounting and financial reporting functions as well as the company’s internal control processes.  He also served as Senior Operation Analyst at ARAMARK Corporation in the 1990’s and received his B.S. degree from Drexel University in Philadelphia.

The appointments of Messrs Tang and Shan and Ms. Jiang to positions in the public company recognizes their importance to Bohai and is intended to round out the management team of the public company with the persons responsible for key functions in Bohai’s business in China.  Going forward, Mr. Tang and Mr. Shan will oversee operations and sales activities, respectively, while Ms. Jiang will be responsible for the accounting and finance functions of Bohai’s operating subsidiary, and is expected to work closely with Mr. Hsiao in her capacity as Secretary and Treasurer.

About Bohai Pharmaceuticals Group, Inc.

Based in the city of Yantai, Shandong Province, China, Bohai Pharmaceuticals Group, Inc. is engaged in the production, manufacturing and distribution of herbal pharmaceuticals based on traditional Chinese medicine in China. Bohai’s medicines address common health problems such rheumatoid arthritis, viral infections, gynecological diseases, cardio vascular issues and respiratory diseases. Bohai’s products are sold either by prescription through hospitals or Over the Counter through local pharmacies and retail drug store chains. Bohai has approximately 600 employees, including approximately 300 sales representatives, operating from 20 offices throughout China. Bohai’s lead products, Tongbi Capsules and Tablets and Lung Nourishing Cream, are eligible for reimbursement under China’s National Medical Insurance Program. In fiscal year ended June 30, 2009, these products accounted for more than 50% of Bohai’s revenues.

Cautionary Note Regarding Forward Looking Statements

This press release and the statements of representatives of Bohai Pharmaceuticals Group, Inc. (the “Company”) related thereto contain, or may contain, among other things, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact included herein are “forward-looking statements,” including any other statements of non-historical information.  These forward-looking statements are subject to significant known and unknown risks and uncertainties and are often identified by the use of forward-looking terminology such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions.  All forward-looking statements involve material assumptions, risks and uncertainties, and the expectations contained in such statements may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov).  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors.  The Company undertakes no duty to update these forward-looking statements except as required by law.

Contact:

Trilogy Capital Partners - Asia
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com